Exhibit 99.1

NW Natural Begins New Service to Supplement Renewable Energy
Company completes the North Mist Expansion Project for PGE

PORTLAND, Ore., May 31, 2019 - NW Natural Holding Company’s (NYSE: NWN) subsidiary, NW Natural has completed its North Mist Expansion Project and is now providing no-notice storage to Portland General Electric’s (NYSE: POR) Port Westward plants to balance renewable power on the grid.

“We’ve worked diligently to complete this innovative, one-of-a-kind service. I’m proud of everyone involved as we place one of the largest projects in our utility’s history into service,” said David H. Anderson, president and CEO of NW Natural. “We believe this is an important step in supporting our region’s move to more renewable power while also enhancing grid reliability.”

The $149 million project includes a compressor station, a 13-mile pipeline, and a new 3 Bcf reservoir. Through this storage service, PGE will be able to draw on its natural gas resources from NW Natural’s facilities in Mist, Ore. to meet its fueling needs and rapidly respond to peak demand and variability of wind, hydro and solar generation.

The facility is contracted for an initial 30-year period to Portland General with renewal options of up to 50 years beyond that.

“Our customers are counting on us to be clean energy leaders and keep our electric grid as reliable and affordable as possible,” said Maria Pope, PGE’s president and CEO. “The North Mist Expansion gives us more flexibility to continue adding renewable resources without compromising our ability to keep the system resilient and reliable.”

NW Natural will recover its cost of service for the investment, inclusive of its authorized cost of capital, with immediate earnings under an established tariff schedule that was previously approved by the Oregon PUC.

ABOUT NW NATURAL HOLDINGS
Northwest Natural Holding Company, (NYSE: NWN) (NW Natural Holdings), is headquartered in Portland, Oregon, and through its subsidiaries has been doing business for 160 years in the Pacific Northwest. It owns NW Natural Gas Company (NW Natural), NW Natural Water Company (NW Natural Water), and other business interests and activities.

NW Natural is a local distribution company that currently provides natural gas service to approximately two million people in more than 140 communities through more than 750,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores.

NW Natural has 19 Bcf of storage in Oregon with 3 Bcf supporting renewables. NW Natural Holdings’ subsidiaries own and operate 34 Bcf of underground gas storage capacity.
NW Natural Water currently provides water distribution service to approximately 23,000 people through 7,900 connections. To date, NW Natural Water has acquired five water distribution utilities with several additional acquisitions pending. Upon closing current outstanding transactions, cumulatively, NW Natural Water expects to have invested $70 million and serve nearly 45,000 people through approximately 18,000 connections in the Pacific Northwest.
Additional information is available at nwnaturalholdings.com.
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Investor Contact: Nikki Sparley
Phone: 503-721-2530
Email: nikki.sparley@nwnatural.com

Media Contact: Melissa Moore
Phone: 503-220-2436
Email: melissa.moore@nwnatural.com

FORWARD-LOOKING STATEMENTS
This report, and other presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "assumes," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, assumptions, estimates, timing, goals, strategies, future events, investments, performance, capital expenditures, stability, reliability, customer and business growth, weather, customer rates or rate recovery, adoption of renewable energy and our ability to provide effective supporting resources, infrastructure availability and development, gas storage development or costs or timing related thereto, the water utility strategy and the related pending water acquisitions, plans of third parties, timing or effects of future regulatory proceedings or future regulatory approvals, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. NW Natural Holdings cautions you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in NW Natural Holdings’ most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in NW Natural Holdings’ quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural Holdings, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Natural Holdings undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible for NW Natural Holdings to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

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